Exhibit 10.1

FIRST AMENDMENT TO MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) is made as of January 30, 2026 and amends that certain Master Loan Agreement dated as of December 3, 2025 (the “Master Loan Agreement”) between Payward Interactive, Inc. (“Lender”), a Florida corporation, and Nakamoto Holdings Inc. (“Borrower”), a corporation organized and existing under the laws of Delaware, with its principal place of business at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117. Lender and Borrower are each individually a “Party” and, collectively, the “Parties” hereunder.

RECITALS

A. The Lender and the Borrower are parties to the Master Loan Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Master Loan Agreement.

B. The parties hereto desire to amend the Master Loan Agreement on the terms and conditions as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Amendments to Master Loan Agreement.

A.	Section I of the Master Loan Agreement is hereby amended by inserting the following definitions in alphabetical order:

“Advisor” means Bitwise Investment Advisers, LLC, as commodity account manager and attorney-in-fact for Borrower.

“CSA” means the ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only) to the Schedule to the Master Agreement, as may be amended, supplemented or otherwise modified from time to time.

“Master Agreement” means the 2002 ISDA Master Agreement between the Advisor and POL, which includes a Schedule and a Credit Support Annex (or “CSA”) to the Schedule and which incorporates by reference as a single agreement all Transactions (as defined in the Master Agreement) executed thereunder from time to time, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

“POL” means Payward Oceanic Ltd.

“Secured Parties” means Lender and POL (and their respective successors and assigns).

B.	Section IV(a) of the Master Loan Agreement is hereby amended to add the following as the last sentence to the first paragraph of Section IV(a):

For the avoidance of doubt, all Collateral that is pledged to the Lender hereunder and to the Secured Parties under the Master Agreement and CSA shall be included in the calculation of Collateral Value for purposes of determining the Margin Ratio hereunder.

C.	The first sentence of the first paragraph of Section IV(b) of the Master Loan Agreement is hereby amended and restated to read in its entirety as follows:

As security for the prompt and complete payment by Borrower of (i) the Loaned Currency in respect of a Loan, all related fees, expenses and indemnities due hereunder, and all other obligations owing by Borrower to Lender hereunder or under any other Loan Document, and (ii) all obligations of Borrower to POL under the Master Agreement, Borrower hereby pledges, collaterally assigns and grants to the Secured Parties a continuing first priority perfected security interest in, and a lien upon, Borrower’s right, title and interest in and to, or otherwise with respect to, the Collateral (including any Additional Collateral), whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Security Interest”).

D.	Section IV(f)(iii) of the Master Loan Agreement is hereby amended and restated to read in its entirety as follows:

(iii) the proceeds of the sale of Collateral, less the Liquidation Fee, shall be applied to Borrower’s obligations hereunder and/or under the Master Agreement in any order as Lender may determine in its sole discretion.

E.	Section VII(k) of the Master Loan Agreement is hereby amended and restated to read in its entirety as follows:

Borrower has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein and the right to transfer such Collateral pursuant to the terms and conditions hereof, free and clear of all liens and encumbrances other than those arising under this Agreement and/or under the CSA. Except with respect to the financing statements filed by the Secured Parties, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

F.	Section VIII(p) of the Master Loan Agreement is hereby amended and restated to read in its entirety as follows:

(p) Creation of Liens. Borrower shall not create or suffer to exist any lien or transfer upon or against any of the Collateral in violation of this Agreement. Notwithstanding anything to the contrary in the foregoing, the following liens are permitted: (a) liens arising as a matter of law (other than liens arising out of violations by Borrower of Applicable Law) incurred in the ordinary course of business and (b) liens on the Collateral in favor of the Secured Parties.

G.	Section IX(o) of the Master Loan Agreement is hereby amended by deleting the “or” at the end thereof; by adding “or” to the end of Section IX(p) and by adding new Section IX(q) to the end thereof as follows:

(q) the occurrence of an Early Termination Date under the Master Agreement.

H.	The second sentence of Section X(b) of the Master Loan Agreement is hereby amended and restated to read in its entirety as follows:

The proceeds of the sale of Collateral by Lender shall be applied to Borrower’s obligations hereunder and under the Master Agreement in any order as Lender may determine in its sole discretion.

II.	No Further Amendments.

Except as specifically amended hereby, the Master Loan Agreement shall remain unmodified and in full force and effect and the Master Loan Agreement and each of the other Loan Documents are hereby ratified and affirmed in all respects, and the indebtedness and other Obligations of Borrower to Lender evidenced thereby are hereby reaffirmed in all respects.

III.	Certain Representations.

Borrower hereby represents and warrants to Lender (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

A. The execution and delivery of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower.

B. The representations and warranties contained in the Master Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date).

C. This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of this Amendment.

IV.	Miscellaneous.

A. This Amendment shall be governed by and construed in accordance with the law specified in the Master Loan Agreement.

B. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by email or other electronic method of transmission (including email transmission of a PDF image or the use of a third-party platform, including DocuSign) shall be equally as effective as delivery of an original executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The parties hereto consent to the use of electronic signatures and records with respect to this Amendment.

* The next page is the signature page *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

PAYWARD INTERACTIVE, INC.

By:	/s/ Cynthia Del Pozo
Name:	Cynthia Del Pozo
Title:	Chief Executive Officer and President

NAKAMOTO HOLDINGS INC.

By:	/s/ Tyler Evans
Name:	Tyler Evans
Title:	Chief Executive Officer and President